AGREEMENT FOR THE
                       FIRST AMENDMENT TO A LEASE

On this 27th day of October, 1995, it is hereby agreed by and between HILLCREST DEVELOPMENT, a Minnesota limited partnership, as Lessor, and R & D SYSTEMS, INC., a Minnesota corporation, as Tenant, that the Lease Agreement dated July 24, 1992, and letters of Agreement dated April 27, 1993, June 22, 1993, January 17, 1995, February 17, 1995, June 15, 1995, August 18,
1995 and September 11, 1995, shall be amended as follows:

1.  Section 1.A. "Premises" shall be replaced with the following:

     1.A. LEASED PREMISES: Lessor leases to Tenant and Tenant rents from Lessor approximately 318,029 (356,682 square feet on or before July 1, 1999) square feet of rentable space in the 614 McKinley Place Building, the 640 McKinley Place Building, the 2201 Kennedy Building, and the new construction "in-fills" (in the aggregate hereafter called the Leased Premises or the Premises), located at 614-640 McKinley, and 2201 Kennedy Streets NE, Minneapolis, Minnesota 55413 (see exhibit A) (the foregoing buildings in the aggregate are hereafter called the "Building").

2.  Section 1.B. "Term" shall be amended as follows:

     1.B. TERM: The Lease Term shall be extended from July 1, 1995, through December 31, 2011.

3.  Section 1.C. and 1.D. shall be replaced with the following:

     1.C. and 1.D.: RENTABLE AREA AND NET RENT: The rentable areas leased by Tenant from Lessor are as follows:

     Square ft   Location                          "like kind", "like use"
     ---------   --------                          -----------------------
     84,808      614 McKinley Place                Lab, office
     47,360      640 McKinley Place                Shipping, packaging (1st
                                                     Floor only)
     79,509      2201 Kennedy Lower Level          Storage
     17,965      2201 Kennedy 1st Floor North      Shipping, packaging
     46,240      2201 Kennedy 1st Floor South      Lab, office
     22,267      2201 Kennedy 2nd Floor South      Office
     11,308      South In-fill (new construction)  Office
      5,375      North In-fill (new construction)  Shipping, packaging
      3,197      North In-fill (new construction)  Lab, office
     38,653      2201 Kennedy 2nd Floor North      Lab, office


     NET rent shall be as follows:

     614 McKinley (84,808 sq ft):
     July 1, 1995 - December 31, 1995        $5.00 per square foot NET or
                                               $35,336.67 per month NET.
     January 1, 1996 - December 31, 1997     $5.35 per square foot NET or
                                               $37,810.23 per month NET.
     January 1, 1998 - December 31, 1999     $5.51 per square foot NET or
                                               $38,941.01 per month NET.
     January 1, 2000 - December 31, 2001     $5.68 per square foot NET or
                                               $40,142.45 per month NET.
     January 1, 2002 - December 31, 2003     $5.85 per square foot NET or
                                               $41,343.90 per month NET.
     January 1, 2004 - December 31, 2005     $6.03 per square foot NET or
                                               $42,616.02 per month NET.
     January 1, 2006 - December 31, 2007     $6.31 per square foot NET or
                                               $44,594.87 per month NET.
     January 1, 2008 - December 31, 2009     $6.82 per square foot NET or
                                               $48,199.21 per month NET.
     January 1, 2010 - December 31, 2011     $7.37 per square foot NET or
                                               $52,086.25 per month NET.

     640 McKinley (47,360 sq ft):
     July 1, 1995 - December 31, 1995        $4.40 per square foot NET or
                                               $17,365.33 per month NET.
     January 1, 1996 - December 31, 1997     $4.50 per square foot NET or
                                               $17,760.00 per month NET.
     January 1, 1998 - December 31, 1999     $4.65 per square foot NET or
                                               $18,352.00 per month NET.
     January 1, 2000 - December 31, 2001     $4.80 per square foot NET or
                                               $18,944.00 per month NET.
     January 1, 2002 - December 31, 2003     $4.95 per square foot NET or
                                               $19,536.00 per month NET.
     January 1, 2004 - December 31, 2005     $5.10 per square foot NET or
                                               $20,128.00 per month NET.
     January 1, 2006 - December 31, 2007     $5.25 per square foot NET or
                                               $20,720.00 per month NET.
     January 1, 2008 - December 31, 2009     $5.68 per square foot NET or
                                               $22,417.07 per month NET.
     January 1, 2010 - December 31, 2011     $6.15 per square foot NET or
                                               $24,272.00 per month NET.

     2201 Kennedy - Lower Level (79,509 sq ft):
     March 1, 1996 - December 31, 1998       $2.60 per square foot NET or
                                               $17,226.95 per month NET.
     January 1, 1999 - December 31, 2001     $3.25 per square foot NET or
                                               $21,533.69 per month NET.
     January 1, 2002 - December 31, 2004     $3.90 per square foot NET or
                                               $25,840.43 per month NET.
     January 1, 2005 - December 31, 2007     $4.55 per square foot NET or
                                               $30,147.16 per month NET.
     January 1, 2008 - December 31, 2009     $5.20 per square foot NET or
                                               $34,453.90 per month NET.
     January 1, 2010 - December 31, 2011     $5.85 per square foot NET or
                                               $38,760.64 per month NET.

     2201 Kennedy - 1st Floor North (17,965 sq ft):
     March 1, 1996 - June 30, 1996           $8.24 per square foot NET or
                                               $12,334.89 per month NET.
     July 1, 1996 - June 30, 1997            $0.78 per square foot NET or
                                               $1,164.09 per month NET.
     July 1, 1997 - December 31, 1997        $4.34 per square foot NET or
                                               $6,495.70 per month NET.
     January 1, 1998 - June 30, 1998         $4.53 per square foot NET or
                                               $6,787.63 per month NET.
     July 1, 1998 - June 30, 1999            $7.38 per square foot NET or
                                               $11,051.66 per month NET.
     July 1, 1999 - December 31, 1999        $7.37 per square foot NET or
                                               $11,032.29 per month NET.
     January 1, 2000 - June 30, 2000         $7.56 per square foot NET or
                                               $11,324.22 per month NET.
     July 1, 2000 - June 30, 2001            $8.76 per square foot NET or
                                               $13,115.70 per month NET.
     July 1, 2001 - December 31, 2001        $6.24 per square foot NET or
                                               $9,341.80 per month NET.
     January 1, 2002 - December 31, 2003     $6.44 per square foot NET or
                                               $9,641.22 per month NET.
     January 1, 2004 - December 31, 2005     $6.63 per square foot NET or
                                               $9,925.66 per month NET.
     January 1, 2006 - December 31, 2007     $6.83 per square foot NET or
                                               $10,225.08 per month NET.
     January 1, 2008 - December 31, 2009     $7.38 per square foot NET or
                                               $11,054.46 per month NET.
     January 1, 2010 - December 31, 2011     $8.00 per square foot NET or
                                               $11,976.67 per month NET.

     2201 Kennedy - 1st Floor South (46,240 sq ft):
     March 1, 1996 - June 30, 1996           $9.34 per square foot NET or
                                               $36,006.62 per month NET.
     July 1, 1996 - June 30, 1997            $1.88 per square foot NET or
                                               $7,254.18 per month NET.
     July 1, 1997 - December 31, 1997        $5.44 per square foot NET or
                                               $20,977.17 per month NET.
     January 1, 1998 - June 30, 1998         $5.65 per square foot NET or
                                               $21,778.67 per month NET.
     July 1, 1998 - June 30, 1999            $8.50 per square foot NET or
                                               $32,753.81 per month NET.
     July 1, 1999 - December 31, 1999        $8.49 per square foot NET or
                                               $32,703.96 per month NET.
     January 1, 2000 - June 30, 2000         $8.71 per square foot NET or
                                               $33,555.55 per month NET.
     July 1, 2000 - June 30, 2001            $9.90 per square foot NET or
                                               $38,166.62 per month NET.
     July 1, 2001 - December 31, 2001        $7.38 per square foot NET or
                                               $28,453.01 per month NET.
     January 1, 2002 - December 31, 2003     $7.61 per square foot NET or
                                              $29,323.87 per month NET.
     January 1, 2004 - December 31, 2005     $7.84 per square foot NET or
                                               $30,206.28 per month NET.
     January 1, 2006 - December 31, 2007     $8.20 per square foot NET or
                                               $31,608.89 per month NET.
     January 1, 2008 - December 31, 2009     $8.87 per square foot NET or
                                               $34,179.00 per month NET.
     January 1, 2010 - December 31, 2011     $9.58 per square foot NET or
                                               $36,918.79 per month NET.

     2201 Kennedy - 2nd Floor South (22,267 sq ft):
     March 1, 1996 - June 30, 1996           $9.34 per square foot NET or
                                               $17,339.09 per month NET.
     July 1, 1996 - June 30, 1997            $1.88 per square foot NET or
                                               $3,493.27 per month NET.
     July 1, 1997 - December 31, 1997        $5.44 per square foot NET or
                                               $10,101.62 per month NET.
     January 1, 1998 - June 30, 1998         $5.65 per square foot NET or
                                               $10,487.58 per month NET.
     July 1, 1998 - June 30, 1999            $8.50 per square foot NET or
                                               $15,772.69 per month NET.
     July 1, 1999 - December 31, 1999        $8.49 per square foot NET or
                                               $15,748.68 per month NET.
     January 1, 2000 - June 30, 2000         $8.71 per square foot NET or
                                               $16,158.77 per month NET.
     July 1, 2000 - June 30, 2001            $9.90 per square foot NET or
                                               $18,379.24 per month NET.
     July 1, 2001 - December 31, 2001        $7.38 per square foot NET or
                                               $13,701.63 per month NET.
     January 1, 2002 - December 31, 2003     $7.61 per square foot NET or
                                               $14,121.00 per month NET.
     January 1, 2004 - December 31, 2005     $7.84 per square foot NET or
                                               $14,545.92 per month NET.
     January 1, 2006 - December 31, 2007     $8.20 per square foot NET or
                                               $15,221.35 per month NET.
     January 1, 2008 - December 31, 2009     $8.87 per square foot NET or
                                               $16,451.60 per month NET.
     January 1, 2010 - December 31, 2011     $9.58 per square foot NET or
                                               $17,778.34 per month NET.

     2201 Kennedy - South In-fill (11,308 sq ft):
     March 1, 1996 - June 30, 1996           $9.34 per square foot NET or
                                               $8,805.42 per month NET.
     July 1, 1996 - June 30, 1997            $1.88 per square foot NET or
                                               $1,774.01 per month NET.
     July 1, 1997 - December 31, 1997        $5.44 per square foot NET or
                                               $5,129.97 per month NET.
     January 1, 1998 - June 30, 1998         $5.65 per square foot NET or
                                               $5,325.98 per month NET.
     July 1, 1998 - June 30, 1999            $8.50 per square foot NET or
                                               $8,009.95 per month NET.
     July 1, 1999 - December 31, 1999        $8.49 per square foot NET or
                                               $7,997.76 per month NET.
     January 1, 2000 - June 30, 2000         $8.71 per square foot NET or
                                               $8,206.01 per month NET.
     July 1, 2000 - June 30, 2001            $9.90 per square foot NET or
                                               $9,333.65 per month NET.
     July 1, 2001 - December 31, 2001        $7.38 per square foot NET or
                                               $6,958.19 per month NET.
     January 1, 2002 - December 31, 2003     $7.61 per square foot NET or
                                               $7,166.45 per month NET.
     January 1, 2004 - December 31, 2005     $7.84 per square foot NET or
                                               $7,386.95 per month NET.
     January 1, 2006 - December 31, 2007     $8.20 per square foot NET or
                                               $7,729.96 per month NET.
     January 1, 2008 - December 31, 2009     $8.87 per square foot NET or
                                               $8,354.73 per month NET.
     January 1, 2010 - December 31, 2011     $9.58 per square foot NET or
                                               $9,028.50 per month NET.

     2201 Kennedy - North In-fill ( 5,375 sq ft):
     March 1, 1996 - June 30, 1996           $8.24 per square foot NET or
                                               $3,690.51 per month NET.
     July 1, 1996 - June 30, 1997            $0.78 per square foot NET or
                                               $348.29 per month NET.
     July 1, 1997 - December 31, 1997        $4.34 per square foot NET or
                                               $1,943.47 per month NET.
     January 1, 1998 - June 30, 1998         $4.53 per square foot NET or
                                               $2,030.81 per month NET.
     July 1, 1998 - June 30, 1999            $7.38 per square foot NET or
                                               $3,306.58 per month NET.
     July 1, 1999 - December 31, 1999        $7.37 per square foot NET or
                                               $3,300.78 per month NET.
     January 1, 2000 - June 30, 2000         $7.56 per square foot NET or
                                               $3,388.13 per month NET.
     July 1, 2000 - June 30, 2001            $8.76 per square foot NET or
                                               $3,924.12 per month NET.
     July 1, 2001 - December 31, 2001        $6.24 per square foot NET or
                                               $2,795.00 per month NET.
     January 1, 2002 - December 31, 2003     $6.44 per square foot NET or
                                              $2,882.34 per month NET.
     January 1, 2004 - December 31, 2005     $6.63 per square foot NET or
                                               $2,969.69 per month NET.
     January 1, 2006 - December 31, 2007     $6.83 per square foot NET or
                                               $3,057.03 per month NET.
     January 1, 2008 - December 31, 2009     $7.38 per square foot NET or
                                               $3,307.42 per month NET.
     January 1, 2010 - December 31, 2011     $8.00 per square foot NET or
                                               $3,581.09 per month NET.

     2201 Kennedy - North In-fill ( 3,197 sq ft):
     March 1, 1996 - June 30, 1996           $9.34 per square foot NET or
                                               $2,489.47 per month NET.
     July 1, 1996 - June 30, 1997            $1.88 per square foot NET or
                                               $501.55 per month NET.
     July 1, 1997 - December 31, 1997        $5.44 per square foot NET or
                                               $1,450.35 per month NET.
     January 1, 1998 - June 30, 1998         $5.65 per square foot NET or
                                               $1,505.76 per month NET.
     July 1, 1998 - June 30, 1999            $8.50 per square foot NET or
                                               $2,264.57 per month NET.
     July 1, 1999 - December 31, 1999        $8.49 per square foot NET or
                                               $2,261.13 per month NET.
     January 1, 2000 - June 30, 2000         $8.71 per square foot NET or
                                               $2,320.01 per month NET.
     July 1, 2000 - June 30, 2001            $9.90 per square foot NET or
                                               $2,638.81 per month NET.
     July 1, 2001 - December 31, 2001        $7.38 per square foot NET or
                                               $1,967.22 per month NET.
     January 1, 2002 - December 31, 2003     $7.61 per square foot NET or
                                               $2,026.10 per month NET.
     January 1, 2004 - December 31, 2005     $7.84 per square foot NET or
                                               $2,088.44 per month NET.
     January 1, 2006 - December 31, 2007     $8.20 per square foot NET or
                                               $2,185.42 per month NET.
     January 1, 2008 - December 31, 2009     $8.87 per square foot NET or
                                               $2,362.05 per month NET.
     January 1, 2010 - December 31, 2011     $9.58 per square foot NET or
                                               $2,552.54 per month NET.

     2201 Kennedy - 2nd Floor North (38,653 sq ft):
     July 1, 1999 - December 31, 1999        $8.49 per square foot NET or
                                              $27,337.93 per month NET.
     January 1, 2000 - June 30, 2000         $8.71 per square foot NET or
                                              $28,049.79 per month NET.
     July 1, 2000 - June 30, 2001            $9.90 per square foot NET or
                                              $31,904.29 per month NET.
     July 1, 2001 - December 31, 2001        $7.38 per square foot NET or
                                              $23,784.48 per month NET.
     January 1, 2002 - December 31, 2003     $7.61 per square foot NET or
                                              $24,512.44 per month NET.
     January 1, 2004 - December 31, 2005     $7.84 per square foot NET or
                                              $25,250.07 per month NET.
     January 1, 2006 - December 31, 2007     $8.20 per square foot NET or
                                              $26,422.55 per month NET.
     January 1, 2008 - December 31, 2009     $8.87 per square foot NET or
                                              $28,571.00 per month NET.
     January 1, 2010 - December 31, 2011     $9.58 per square foot NET or
                                              $30,861.20 per month NET.

     Temporary Leased Premises (2201 Kennedy; 1st Floor):

     2201 Kennedy - (22,450 sq ft; 1st Floor):
     July 1, 1995 - December 31, 1995        $0.00 per square foot NET or
                                               $0.00 per month NET.
     January 1, 1996 - March 31, 1996        $2.00 per square foot NET or
                                               $3,741.67 per month NET.

     2201 Kennedy - (5,550 sq ft; 1st Floor):
     July 1, 1995 - December 31, 1995        $4.40 per square foot NET or
                                               $2,035.00 per month NET.
     January 1, 1996 - March 31, 1996        $4.50 per square foot NET or
                                               $2,081.25 per month NET.

4.  The following section shall be added to the Lease Agreement:

     IMPROVEMENTS TO THE LEASED PREMISES: Lessor shall provide for 2201 Kennedy and the new construction "in-fills" a finished project consisting of Phase I and Phase II as shown in the approved plans and specifications with Tenant's share being $5,500,000.00, plus those items for which Tenant is solely responsible, including but not limited to cabinetry, trade fixtures and installation of the same, D.I. water system, venting/exhaust systems, etc., as per the letter dated August 18, 1995. Tenant shall pay its $5,500,000.00 share to Lessor in cash as follows:

     Installment #1:  On or before September 14, 1995, the sum of
                      $2,500,000.00.
     Installment #2: On or before October 9, 1995, the sum of $750,000.00. Installment #3: On or before January 4, 1996, the sum of $750,000.00. Installment #4: On or before July 2, 1996, the sum of $1,500,000.00.

5.  The following section shall be added to the Lease Agreement:

     UPGRADING OF THE LEASED PREMISES: Tenant may, at its own expense, upgrade the "like kind", "like use" areas of the Leased Premises at 2201 Kennedy and the 1st Floor of 640 McKinley from a "storage" category to either "Shipping-Packaging" or "Lab-Office" category of "like kind", "like use". Also, "Shipping-Packaging" may be upgraded to "Lab-Office" category of "like kind", "like use". Should upgrading occur in any space within the Leased Premises, the NET rent for the upgraded areas shall be appropriately increased to coincide with the appropriate upgrade "like kind", "like use" category's NET rent for the similar use at 2201 Kennedy. The foregoing, however, shall not be construed to limit the Parties from agreeing to upgrade any space upon such terms and conditions as may be otherwise mutually agreeable including a sharing of upgrade expenses and costs.

6.  Section 5.D. "Loss or Damage" shall be replaced with the following:

     5.D. LOSS OR DAMAGE: Except as provided in Paragraph 7 (Mutual Release of Claim for Insured Loss), Tenant shall hold Lessor harmless from and indemnify Lessor against any and all liability, damage, loss and expense arising or resulting from the acts or omission of, or caused by Tenant and Tenant's employees, agents, contractors, suppliers, guests, invitees, licensees, assigns and subtenants in, upon or about the Leased Premises or the Building of which the Leased Premises are a part (or the areas adjacent thereto), or arising out of or related to the use or occupancy of the Leased Premises or the business or activity conducted with respect thereto, including injuries to persons or property. All property (goods and merchandise of Tenant and of persons other than Tenant, including Tenant's customers, in or upon the Leased Premises or the Building of which it is a part) shall be kept, stored or maintained at the sole risk of Tenant or the Owner of said property including, but not limited to, loss from fire, explosion, wind, rain, hail, water leakage, bursting of pipes or conduits, sprinklers, gas, electricity or structural failure, regardless of negligence, unless Lessor fails to perform needed repairs after reasonable notice or is negligent. Tenant shall hold Lessor harmless from and keep it indemnified against any loss, damage or liability arising out of any claim for loss or damage to the Leased Premises.

7.  Section 5.E. "Liability Insurance" shall be replaced with the following:

     5.E. LIABILITY INSURANCE: Tenant will keep in force at its own expense for so long as this Lease Agreement is in effect, public liability insurance with respect to the Leased Premises in which both Tenant and Lessor shall be named as insureds in companies and in a form acceptable to Lessor with limits reasonably acceptable to Lessor. Initially, Lessor is agreeable to a minimum combined single limit of Two Million and 00/100 Dollars ($2,000,000.00), which can and will be reviewed from time to time to comply with accepted industry standards. Tenant will further deposit with Lessor the policies of such insurance or certificates there of, or other acceptable evidence that such insurance is in effect, which evidence shall provide that Lessor shall be notified in writing thirty
     (30) days prior to cancellation, material change or failure to renew the insurance. If Tenant shall not comply with its covenant made in this paragraph Lessor may, at its option, cause such insurance as aforesaid to be issued and in such event, Tenant agrees to pay the premium for such insurance promptly upon Lessor's demand.

8.  Section 5.H. "Hazardous Waste" shall be replaced with the following:

     H.  NON-PERMITTED USE:
          1. Tenant further covenants and agrees, with respect to any "Hazardous Waste" (as that term is defined herein, hereafter collectively "Wastes") that it shall not dispose, store, utilize, manufacture or produce Wastes, upon the Premises in violation of any "Environmental Requirements" or "Environmental Laws" (as those terms are defined below). In all events, evidence that any and all such Wastes are being handled, stored, utilized or disposed of in strict compliance with all Environmental Requirements and Environmental Laws shall be made available to Lessor upon request. Tenant shall immediately upon receipt of a request provide Lessor with copies of all permits, inspection reports, monitoring reports, licenses, orders, demands, compliance requests, edicts or other documentation filed, served, delivered or transmitted either with, to or from the Minnesota Pollution Control Agency, Minnesota Department of Health, or the Environmental Protection Agency (or any successor organization) or any other governmental body regulating, controlling or dealing with Wastes (hereafter, "Environmental Requirements"). Tenant further agrees to comply with all Environmental Requirements related to Tenant's use of the Building. In no event shall any Hazardous Wastes be disposed of on the Premises or elsewhere (except in a lawful location off site) or through the sewer system serving the Premises or stored underground. Tenant agrees to advise Lessor as to what area of the Premises any Wastes or Facility Wastes may be located and/or stored and what construction steps or procedures, if any, need to be taken in connection with any construction of the Improvements being made to the Premises so as to protect the Premises and surrounding area from contamination from any said Wastes including the prevention of any release into the environment as a result of any handling or reasonably foreseeable mishandling of said Wastes. Tenant further agrees to take all appropriate action at its sole expense to prevent any release or threatened release on to the Premises, including the Land upon which it is situated or the surrounding environment as a result of Hazardous Wastes deposited, stored, placed on or which otherwise come to be located upon the Premises by Tenant, its agents, employees or invitees or which is the result of the existence, emission or release of any Hazardous Wastes in, on or from the Premises as a result of the operations or possession of the Premises by Tenant.

          2. "Hazardous Waste" means any "hazardous substances", "pollutants", or "contaminants" as those terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. 9601, et. seq. ("CERCLA") and the Minnesota Environmental Response and Liability Act, Minn. Stat. Chapter 115B. ("MERLA"). "Environmental Laws" as used in this Lease Agreement shall mean:
          CERCLA, MERLA, the Toxic Substance Control Act, 15 U.S.C. 2601 et. seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901 et. seq. (including the Medical Waste Tracking act of 1988), MIWCA, the Clean Air Act, the Clean Water Act and any other federal, state or local laws, regulations including but not limited to those promulgated by the Food and Drug Administration, or ordinances which deal with, regulate or pertain to either Hazardous Waste, Facility Waste, oil or petroleum products, whether such laws, regulations or ordinances are currently existing, or are hereafter amended, adopted, or enacted and whether they are given retroactive or prospective effect.

          3. Upon Lessor's request, Tenant agrees to deliver a copy to Lessor of any waste handling contract(s) evidencing compliance with this Lease Agreement and Environmental Requirements and Environmental Laws.

          4. Lessor shall have the right from time to time to enter upon and investigate the Leased Premises and at its sole option to obtain a report from a reputable environmental consultant of Lessor's choice as to the presence of any Hazardous Waste (as defined above). If such consultant's report shows that there is a threat of imminent release (or there has been a previous release) of Hazardous Waste onto the Leased Premises or the surrounding environment within the meaning of Environmental Laws or Environmental Requirements, then Tenant shall pay for the cost of said report and investigation and Lessor shall have the right in its sole discretion to make such further investigations on the Leased Premises and procure such reports from consultants as Lessor deems necessary, all at the sole cost and expense of Tenant. If such report indicates no threat of such imminent release (nor any previous release), then the cost therefor shall be borne by Lessor. Lessor, at the request of Tenant, shall request such consultant to agree to keep any research processes, trade secrets, or other information which would normally be considered confidential in Tenant's trade or industry, and which such consultant shall obtain knowledge of through the course of its inspections and/or presence upon the Leased Premises, confidential. Such consultant shall execute an agreement to evidence such undertaking of confidentiality.

          5. If at any time it is determined that Hazardous Wastes are present on the Leased Premises and in violation of Environmental Requirements or Environmental Laws, and Tenant fails or refuses to take timely corrective, remedial, or responsive action, then Lessor may, but shall not be deemed required to, take such action. Any such corrective, remedial or responsive action taken in connection therewith shall be at Tenant's sole expense, whether such corrective, remedial or responsive action is taken by Lessor or Tenant; and if taken by Lessor, Tenant shall reimburse Lessor for all such costs within ten (10) days of request. If any corrective, remedial or responsive action includes any alterations to the Leased Premises or such alterations are required by Environmental Requirements or Environmental Laws, said alterations shall be performed in compliance with this Lease Agreement.

          6. Tenant shall indemnify and hold harmless Lessor, Lessor's manager, and each of their former, present and future partners, officers, directors, employees, agents, shareholders and attorneys, and all of their respective successors and assigns, from and against any and all liability, loss, cost, damage, and expense, including witnesses' and attorneys' fees, resulting from or due to the violation of this Section, including the release or threatened release of any Hazardous Waste that was or is claimed or alleged to have been deposited, stored, disposed of, placed or otherwise located or allowed to be located on the Premises by any person at any time or in connection with the removal or contamination of such Hazardous Waste, provided however, this indemnification and hold harmless provision shall not be applicable with respect to any conditions relating to the Building or underlying land of which it is situated, which existed prior to Tenant's taking possession of the Premises; nor with respect to actions of Lessor and/or its consultants taken upon the Premises after the date Tenant takes possession.

          7. Tenant's representations, warranties and obligations under this Section shall not be terminated, released, discharged, extinguished or otherwise affected by the expiration of the Term or the termination or cancellation of this Lease Agreement. This provision may be enforced at any time by Lessor, or its successors and assigns or by any of the indemnified parties.

9. Section 6 "Damage by Fire or Other Casualty" shall be replaced with the following:

     6. DAMAGE BY FIRE OR OTHER CASUALTY: If all or a part of the Leased Premises are made untenantable by fire, explosion or other casualty, Lessor may, at its option, elect to terminate this Lease as of the date of such damage by written notice to Tenant given within thirty (30) days after the casualty. If Lessor does not so elect to terminate this Lease, Lessor shall restore the leased premise to tenantable condition, in which event it shall give written notice to Tenant within thirty (30) days after the casualty of Lessor's election to restore. Lessor's restoration shall proceed with due diligence, subject to delays from causes beyond it's control. Rent shall be abated during the period that the Leased Premises are untenable in proportion to the reduction of tenantability during the period of restoration. If Lessor shall not complete the restoration within 100 days in minor cases, but not to exceed 300 days in the case of other damage or total destruction, then and thereafter this lease may be terminated by either Lessor or Tenant by written notice given within 30 days after the expiration of said time period.
     For the purposes of this paragraph, "minor damage" shall mean damages costing less than $50,000.00 to repair.

10. Section 7 "Mutual Release of Claim for Insured Loss" shall be replaced with the following:

     7. MUTUAL RELEASE OF CLAIM FOR INSURED LOSS: Lessor hereby releases Tenant from all claims and causes of action for loss or damage to the Leased Premises and its fixtures and equipment, and Tenant likewise hereby releases Lessor from all claims and causes of action for loss or damage to the Leased Premises and to the improvements, fixtures, equipment, merchandise and other personal property in or upon the Leased Premises, in each case resulting from fire, explosion or the perils of extended coverage, covered by Lessor's fire insurance policy, regardless of whether the loss or damage be caused by the acts or omissions of the party or its agents or servants. As to each party, its said release shall be in effect for so long as its insurance shall be in effect as required by this Lease Agreement.


11. Section 12 "Notice of Tenant's Claim" shall be replaced with the following:

     12. NOTICE OF TENANT'S CLAIM: Tenant shall not be entitled to assert any action, omission or default of Lessor, (i) without first giving notice to Lessor of such act, omission, default, condition or occurrence by registered or certified mail sent to Lessor at its office address and
     (ii) without providing Lessor by said notice a reasonable time to remedy such action, omission, default or occurrence.

12. Section 15 "Remedies for Tenant's Default" shall be replaced with the following:

     15.  REMEDIES FOR TENANT'S DEFAULT:  This Lease is made upon the condition that (a) if Tenant shall neglect or fail to pay any installment of rent reserved or any other amount due under this Lease for a period of five (5) days after receipt of notice, or (b) if Tenant shall file a voluntary petition under the Bankruptcy Code of the United States, as amended, in bankruptcy or for a reorganization or arrangement, or under Chapter 11 of the Bankruptcy Code, or commence any other court proceedings in bankruptcy or insolvency, or for the appointment of a receiver or make a general assignment or transfer for the benefit of creditor, or vacate or abandon the Leased Premises, or (c) if any involuntary bankruptcy proceedings be instituted against Tenant under the Bankruptcy Code of the United States, as amended, or if any other involuntary bankruptcy or insolvency proceedings is commenced against it or if any involuntary proceedings for the appointment of a receiver is commenced against it, and further if any such involuntary proceedings described in this Paragraph are not dismissed, discharged and terminated within thirty (30) days after the commencement thereof, and the status quo prior to the commencement of the proceedings restored, or (d) if Tenant shall default in the payment and full performance of any covenant, condition, or agreement of this Lease to be kept and performed by Tenant and such default or breach of performance shall continue for more than five (5) days after written notice to Tenant specifying such default or breach of performance, then in any of said events, and at any time thereafter, Lessor may terminate Tenant's estate and the Lease Term by any one of the following methods, that is by notice in writing of such termination to Tenant by commencement of any action to recover possession of the Leased Premises or any action to terminate, set aside, rescind or cancel the Lease, or by re-entry into the Leased Premises and upon the happening of any of said events giving Lessor right of termination or in the event of termination by Lessor, it may re-enter and take full possession of the Leased Premises with due process of law and remove all persons and property therefrom, using such force as may be reasonably necessary, and Lessor shall not be liable for any damages resulting from re-entry and removal of persons and property in or upon the Leased Premises and may remove and abandon or otherwise dispose of the same without accounting to Tenant, but Lessor shall have the right at its option upon re-entry to remove and store personal property found on the Leased Premises at Tenant's expense. Lessor shall have a lien on said personal property for expenses of removal and storage incurred, and any other sums due under the Lease or as a result of the breach thereof, but Lessor shall not be liable for loss or damage of said property suffered in removal and storage provided that reasonable care is taken in this process. On termination of the Lease Term and Tenant's estate, Tenant shall have no right, title or interest in the Leased Premises or right of occupancy thereof. Notwithstanding a termination of Tenant's estate and the Lease Term pursuant to this Paragraph, Tenant shall be and remain liable to Lessor for the payment of the aggregate of the rents and other amounts payable under this Lease by Tenant for the balance of the leased term, and expenses of re-entry and making the Leased Premises Tenantable, and to the extent permitted by law, Lessor, at its option, may accelerate the payment of such sums so that the aggregate amount of rent, additional rent and all other amounts payable to Lessor by Tenant herein shall be
     immediately due and payable by Tenant to Lessor.   Lessor, after
     re-entry, shall have the right to, but no obligation to, relet the Leased Premises, and any rents received by reletting shall be credited first against the expenses of re-entry and of making the rents and other amounts due under the Lease for the remainder of the Lease Term in chronological order, and in no event shall Tenant be entitled to any excess of rent received from reletting over rent due under this Lease. The pursuit of any remedy provided herein shall not be a binding election, nor result in a waiver of any other right or remedy permitted by law, and any right or remedy given under this Lease shall be in addition to and cumulative with Lessor's right of action against Tenant for damages for breach of the Lease and for recovery of rent and other amounts due under the Lease or otherwise permitted by law. Any exercise or the right of re-entry or termination of the Lease Term shall not be a waiver of any right of Lessor to recover damages or other amounts against Tenant. If Tenant shall vacate or abandon the Leased Premises prior to the expiration of the Lease Term, Lessor shall have no obligation to re-enter or relet the Leased Premises and if Lessor shall re-enter the Leased Premises, Lessor shall have no duty to relet the Leased Premises in whole or in part.

13. Section 21 "Exculpation" shall be replaced with the following:

     21. EXCULPATION: Lessor is a limited partnership ("Partnership") organized and existing under the laws of the State of Minnesota. The Tenant agrees that neither the Partnership or general partners or any limited partners, nor any officer, director or shareholder thereof shall be liable hereunder except to the extent of the Partnership's interest in the Building, and Tenant agrees to look solely to the Partnership's interest in the Building for the payment of any claim hereunder or for the performance hereof.

14. Section 27 "Right of First Refusal - Purchase" shall be replaced with the following:

     27. RIGHT OF FIRST REFUSAL - PURCHASE: If, during Tenant's occupancy of the Leased Premises during the term of this Lease, the Lessor is in receipt of a bona fide purchase offer from a third party to purchase the Leased Premises ("third party offer"), which offer Lessor decides to accept, Lessor shall give Tenant a copy of the offer along with Lessor's written statement that Lessor desires to accept such offer. Tenant shall have the right to purchase the Leased Premises from Lessor upon the same terms and conditions as proposed in the third party offer. Tenant's right to purchase the Leased Premises from Lessor may only be exercised by Tenant's submission of a written purchase contract properly executed by Tenant and delivered to Lessor together with the applicable earnest money as above described no later than 7 business days after Lessor has provided Tenant with a copy of the third party offer. If Tenant fails to timely submit such a written purchase offer within such 7 business day period, Tenant shall be deemed to have waived such purchase right and Lessor shall be free to sell the Leased Premises to the third party pursuant to the third party offer, In the case of Tenant not exercising such purchase right, Tenant shall, upon the request of Lessor, execute a certificate acknowledging that it has waived its rights to purchase the Leased Premises pursuant to this paragraph. Notwithstanding the foregoing the rights granted to Tenant under this paragraph 27 shall not be applicable in the event Lessor transfers the Leased Premises to family members related to any general partner or limited partner of Lessor, to related limited partnerships or general partnerships, or to any family trusts or related entities; provided, however, that the right of Tenant under this paragraph shall continue to be applicable in the event of a resale by any such related family transferee to a bona fide third party.

15. The following section shall be added to the Lease Agreement:

     LIMITED OPTION TO PURCHASE THE LEASED PREMISES: Tenant is hereby granted a limited option to purchase the Leased Premises (other than any parking leased by Lessor) pursuant only to the terms and conditions of this paragraph. This option may only be exercisable by Tenant by written notice to Lessor given after December 31, 1999 and prior to January 1, 2005. Notwithstanding the foregoing, the option may not be exercised by
     Tenant: (i) in the event Tenant is then in default under this Lease Agreement; (ii) in the event the rights of Tenant to possession of the Leased Premises at the time of exercise have been terminated; (iii) in the event Tenant has waived its right of first refusal to purchase the property pursuant to Section 27 of the Lease Agreement and the property pursuant to such waiver has been sold to a bona fide third party; or
     (iv) if Tenant has the ability to purchase the property pursuant to
     Section 27 of the Lease Agreement but the time period to purchase under
     Section 27 has not yet expired. Tenant's exercise of the option shall be accomplished by delivering to Lessor an earnest money contract to purchase the Leased Premises which earnest money contract shall contain the following terms:

     1. The closing date shall be specified as a date which is not more that thirty (30) days from the receipt by Lessor of the earnest money contract;

     2. The purchase price shall be determined by determining the total net rent for the Leased Premises for the succeeding twelve (12) month period following the closing date had the option not been exercised and dividing this sum by a factor equal to nine one-hundredths, five one-thousandths (.095);

     3. Tenant's purchase of the Leased Premises shall be on an "as is" basis and no representations and warranties regarding the quality of the Leased Premises shall be made by Lessor to Tenant;

     4. Real Estate Taxes and installments of special assessments shall be prorated between the parties as of the date of closing and Tenant shall take subject to all levied and pending special assessments due and payable in years subsequent to the year of closing.

     5. Such other terms and conditions as are customarily present in an earnest money contract.

     6. A provision allowing Lessor to utilize the tax deferred like kind exchange provision under Section 1031 of the Internal Revenue Code and requiring the cooperation of Tenant with the same provided that Tenant incurs no liability or unreimbursed expense in connection with such exchange.

16. Section 30 of the Lease Agreement and the letter dated February 17, 1995, are hereby amended in their entirety to read as follows:

     PARKING: Lessor and Tenant agree that Lessor shall provide a minimum of 375 parking stalls for Tenant over the term of the Lease within a two and one-half (2-1/2) block radius, but that the location and number of stalls in any given location may vary from time to time as Lessor's transactions and ownership may necessitate. Lessor agrees to use its best efforts to provide additional parking stalls if Tenant's needs grow.

17. Sections 1.E., 24, 28, 29, 31, 32, and 33 shall be deemed null and void.

18. Section 34 "General Terms" shall be replaced with the following:

     34. GENERAL TERMS: This lease contains all agreements between the parties with respect to the Leased Premises and the Buildings of which the Leased Premises are a part, and land on which they are situated. The common areas and facilities in and about the Building are not part of the Leased Premises and may be varied, expanded or reduced at Lessor's election. This agreement shall not be amended or extended except by written agreement signed by both parties. Square footages shall be based upon and reflect the gross construction areas of the Leased Premises. This agreement shall not be amended or extended except by written agreement signed by both parties. The Lease Term shall include the original Lease Term and any agreed extension thereof. The designation "Tenant" shall be construed masculine, feminine or neuter as the sense shall require, and plural if applicable to more than one party. The obligation of Tenant shall be binding upon all named Tenants, jointly and severally, and the terms and conditions shall inure to the benefit and be binding upon Tenant and its representatives, successors and assigns, subject to the prohibition against assignment and subleasing in Paragraph 5(c) above, which is not impaired, and shall inure to the benefit and be binding upon Lessor's liability upon assignment under this Lease Agreement. The Lease and its performance shall be governed by the laws of Minnesota. The paragraph headings are for convenience only and do not limit, enlarge or construe the text of the Lease, which shall govern. The performance of all of Tenant's covenants shall also be conditions to Tenant's continued occupancy and all expressed obligations of Tenant shall be Tenant's covenants regardless if so designated.
     Lessor shall maintain or cause to have maintained the buildings and their physical and mechanical systems in good working order including; HVAC, roof, windows, sewer, plumbing, electrical, lighting (exterior/interior), grounds and parking lots. Lessor shall also provide the necessary or requested maintenance staff available during normal working hours and on-call 24 hours per day in the case of an emergency. Maintenance personnel shall also see to routine security items (i.e., checking locked doors); however, Tenant assumes all responsibility for its own property as provided for in Paragraph 5 (D) herein. Any notice provided herein shall be sufficient if given by registered or certified mail properly addressed to the party at the above stated address or such other address as it designates in writing, and the date of giving notice shall be the date of deposit in the U.S. mail.

Except as herein stated, all terms and conditions of the aforementioned Lease shall remain in full force and effect.

Tenant:                                 Lessor:

R & D SYSTEMS, INC.,                    HILLCREST DEVELOPMENT,
a Minnesota Corporation                 a Minnesota Limited Partnership

By:  Thomas E. Oland                    By:  Scott M. Tankenoff

Title:  President                       Title:  General Partner
Date:  10/27/95                         Date:  10/27/95

                       GUARANTY OF LEASE AGREEMENT

     WHEREAS HILLCREST DEVELOPMENT (the "Lessor") has been requested to enter into an Agreement for the First Amendment to a Lease ("Lease") with R & D SYSTEMS, INC., a Minnesota corporation ("Tenant") amending an earlier Lease dated July 24, 1992 and certain letters covering certain space located at 614-640 McKinley Place, 2201 Kennedy Street NE, Minneapolis, MN 55413; (hereafter said July 24, 1992 Lease, the Letters, and the Agreement for the First Amendment to Lease are collectively referred to as the "Lease") and,

     WHEREAS the Lessor, as a condition to executing the Lease has required the execution of this Guaranty of Lease Agreement;

     NOW, THEREFORE, the undersigned (hereinafter the "Guarantor"), in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees as follows:

     1. The Guarantor hereby absolutely, unconditionally guarantees to the Lessor the full and prompt payment when due, whether at maturity of all monetary and non-monetary obligations of Tenant under the Lease and any amendments, renewals or substitutions therefore; (said obligations being hereinafter called the "Indebtedness"); and the Guarantor agrees to pay all costs, expenses and pre-judgment and post-judgment attorneys' fees paid or incurred by the Lessor in endeavoring to collect the Indebtedness and in enforcing this Guaranty.

     2. Indebtedness of the Tenant under the Lease or otherwise may be created and continued in any amount without affecting or impairing the liability of the Guarantor hereunder.

     3. No act or thing need occur to establish the liability of the Guarantor hereunder, and with the exception of full payment, no act or thing (including, but not limited to, a discharge in bankruptcy of the Indebtedness, and/or the running of the statute of limitations) relating to the Indebtedness which but for this provision could act as a release of the liabilities of the Guarantor hereunder, shall in any was exonerate the Guarantor, or affect, impair, reduce or release this Guaranty of the liability of the Guarantor hereunder; and this shall be a continuing, absolute, unconditional guaranty and shall be in force and be binding upon the Guarantor until the Indebtedness is fully paid.

     4. The liability of the Guarantor hereunder shall not be affected or impaired in any way by any of the following acts or things (which the Lessor is hereby expressly authorized to do, omit or suffer from time to time without notice to or consent of anyone): (I) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all Indebtedness;
(ii) any extension or renewal of any Indebtedness (whether or not for longer than the original period) or any modification of the interest rate, maturity or other terms of any Indebtedness; (iii) any waiver or indulgence granted to the Tenant, any delay or lack of diligence in the enforcement of the Indebtedness, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any Indebtedness; (iv) any full or partial release of, compromise or settlement with, or agreement not to sue, the Tenant or any other guarantor or other person liable on any Indebtedness or the death of any other guarantor or obligor on any Indebtedness; (v) any release, surrender, cancellation or other discharge of any Indebtedness or the acceptance of any instrument in renewal or substitution for any instrument evidencing Indebtedness; (vi) any failure to obtain collateral security (including rights of setoff) for any Indebtedness; (vii) any manner, order or method of application of any payments or credits on any Indebtedness or (viii) any adjustment or modification to, or assignment of, the Lease.

     5. The Guarantor waives any and all defenses, claims, setoffs, and discharges of the Tenant, or any other obligor, pertaining to the Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the Guarantor will not assert against the Lessor any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, ultra vires acts, usury, illegality or unenforceability which may be available to the Tenant in respect of the Indebtedness, or any setoff available against the Lessor to the Tenant, whether or not on account of a related transaction. The liability of the Guarantor shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting, the Tenant or any of its assets. The Guarantor will not assert against the Lessor any claim, defense or setoff available to the Guarantor against the Tenant.

     6. The Guarantor also hereby waives: (I) presentment, demand for payment, notice of dishonor or nonpayment, and protest of the Indebtedness;
(ii) notice of the acceptance hereof by the Lessor and of the creation and existence of all Indebtedness; and (iii) notice of any amendment to or modification of any of the terms and provisions of the Lease, or any other agreement evidencing any Indebtedness. The Lessor shall not be required to resort for payment of the indebtedness from the Tenant or other persons or corporations, their properties or estates, or to any collateral, property, liens or their rights or remedies whatsoever.

     7. Whenever, at any time or from time to time, the Guarantor shall make any payment to the Lessor hereunder, the Guarantor shall notify the Lessor in writing that such payment is made under this Guaranty for such purpose. If any payment applied by the Lessor to the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Tenant or any other obligor), the Indebtedness to which such payment was applied shall for the purpose of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Indebtedness as fully as if such application had never been made.

     8. No payment by the Guarantor pursuant to any provision hereof shall entitle the Guarantor, by subrogation to the rights of the Lessor or otherwise, to any payment by the Tenant or out of the property of the Tenant until all of the Indebtedness (including interest) and all costs, expenses and attorneys' fees paid or incurred by the Lessor in endeavoring to collect the Indebtedness and enforcing this Guaranty have been fully paid. The Guarantor will not exercise or enforce any right or contribution, reimbursement, recourse or subrogation available to the Guarantor as to any Indebtedness, or against any person liable therefor, or as to any collateral security therefor, unless and until all such Indebtedness shall have been fully paid and discharged.


     9. This Guaranty shall be binding upon the legal representatives, successors and assigns of the Guarantor, and shall inure to the benefit of the successors and assigns of the Lessor.

     10. If the undersigned consist of more than one person or entity, then all of the obligations herein shall be deemed the joint and several obligations of the undersigned.

     IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of this 27th day of October, 1995.
                                               TECHNE CORPORATION

                                               By:  Thomas E. Oland
In the presence of:  Hoff Heiberg